SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 23, 1999


                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
             (Exact name of Registrant as Specified in Its Charter)


           DELAWARE                     0-12850                 13-3152648
       ----------------               -----------              -------------
  (State or Other Jurisdiction        (Commission              (IRS Employer
       of Incorporation)              File Number)           Identification No.)



                     200 North Westlake Boulevard, Suite 202
                       Westlake Village, California 91362
                    (Address of Principal Executive Offices)



                                 (805) 381-2700
           ----------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       NA
           ----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

       On November 23, 1999, the Registrant sold to certain foreign-based institutional investors an aggregate of 2,000 shares of Series A Exchangeable Preferred Stock (the "Series A Shares"), 2,500 shares of Common Stock (the "Common Shares") and Warrants to purchase up to 40,000 shares of Common Stock (the "Warrants") for an aggregate purchase price of $2 million. The proceeds will be used to finance increased inventory and for general working capital.

       The Series A Shares are nonvoting and receive an annual dividend of $40.00, which dividends accrue daily and are payable quarterly on March 31, June 30, September 30 and December 31 of each year. The Series A Shares enjoy a liquidation preference of $1,000 per share plus accrued and unpaid dividends. Each Series A Share has a stated value of $1,000 per share and is exchangeable into common stock (a) prior to March 15, 2000, at $4.00 per share and (b) on and after March 15, 2000, the lesser of $4.00 per share or the average of the closing bid prices of the common stock during any three (3) of the prior thirty
(30) consecutive trading days selected by the holder of the Series A Shares then being exchanged. If the exchange price at the time of an exchange is less than $6.00 per share, the Registrant has the option to pay the holder of the Series A Shares then being exchanged an amount of cash equal to (i) the average of the closing bid and asked prices on the date of the exchange, multiplied by (ii) the number of shares of common stock that would otherwise be issuable upon exchange of the Series A Shares then being exchanged. If (A) on or after November 16, 2002, or (B) at any time after March 15, 2000 the average of the closing bid prices for the Registrant's common stock for twenty (20) consecutive trading days is at least $8.00 per share and the average trading volume for thirty (30) consecutive trading days is at least 50,000 shares, there remain issued and outstanding any Series A Shares and a registration statement permitting the resale by the holder of the Series A Shares the common stock into which such Series A Shares may be exchanged is then effective, the Registrant shall be entitled to require all holders of Series A Shares then outstanding to exchange their Series A Shares for shares of common stock. The Registrant also has the right to redeem the Series A Shares under certain circumstances.

       The investors also received Warrants to purchase an aggregate of 40,000 shares of Common Stock at $2.75 per share, exercisable at any time on or after March 15, 2000 for a period of five (5) years.

       Reference is made to the press release of Registrant issued on December 3, 1999 which contains information meeting the requirements of this Item 5 and is incorporated herein in its entirety by this reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

RISK FACTORS

       AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE DECIDING TO PURCHASE OR SELL OUR SECURITIES, IN ADDITION TO THE RISK FACTORS SET FORTH IN OUR RECENTLY FILED


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QUARTERLY REPORT ON FORM 10-Q AND ANNUAL REPORT ON FORM 10-K, YOU SHOULD READ
AND CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS.

OUR SALE OF SERIES A EXCHANGEABLE PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK MAY RESULT IN SUBSTANTIAL DILUTION TO OUR COMMON SHAREHOLDERS.

       On November 23, 1999 we sold an aggregate of 2,000 shares of Series A Exchangeable Preferred Stock, 2,500 shares of Common Stock and Warrants to purchase up to 40,000 shares of Common Stock.

       Prior to March 15, 2000, holders of Series A Exchangeable Preferred Stock may exchange their shares into common stock at $4.00 per share based upon a stated value of $1,000 per share of Series A Exchangeable Preferred Stock. On and after March 15, 2000, holders of Series A Exchangeable Preferred Stock may exchange their shares for shares of common stock at the lesser of $4.00 per share or the average of the closing bid prices of the common stock during any three (3) of the prior thirty (30) consecutive trading days selected by the holder of the Series A Shares then being exchanged. As a result, after March 15, 2000 (or prior to March 15, 2000 if the trading price of our common stock exceeds $4.00 per share) the holders of Series A Exchangeable Preferred Stock will likely be in a position to exchange their shares for shares of common stock at a discount to the then current trading price of our common stock.

A LARGE VOLUME OF SALES OF OUR COMMON STOCK RESULTING FROM THE EXCHANGE OF SHARES OF SERIES A EXCHANGEABLE PREFERRED STOCK AND/OR THE EXERCISE OF WARRANTS MAY RESULT IN DOWNWARD PRESSURE OR INCREASED VOLATILITY IN THE TRADING PRICE OF OUR COMMON STOCK.

       On November 23, 1999 we sold an aggregate of 2,000 shares of Series A Exchangeable Preferred Stock, 2,500 shares of Common Stock and Warrants to purchase up to 40,000 shares of Common Stock.

       Because we have agreed to register for resale the 2,500 shares of Common Stock and the shares of Common Stock issuable upon exchange or exercise of the Series A Exchangeable Preferred Stock and the Warrants, the holders thereof may sell without regard to any volume restrictions, including the volume restrictions set forth in Rule 144 promulgated under the Securities Act of 1933. As a result, sales by the holders of Series A Exchangeable Preferred Stock and the Warrants could lead to an excess supply of shares of our Common Stock being sold which could, in turn, result in downward pressure or increased volatility in the trading price of our Common Stock.

IF WE FAIL TO TIMELY REGISTER FOR RESALE THE SHARES OF COMMON STOCK UNDERLYING THE SERIES A EXCHANGEABLE PREFERRED STOCK AND THE WARRANTS, OR IF WE FAIL TO TIMELY EFFECT AN EXCHANGE OF SERIES A EXCHANGEABLE PREFERRED STOCK FOR SHARES OF COMMON STOCK, WE MAY BE LIABLE FOR SIGNIFICANT LIQUIDATED DAMAGES.


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       On November 23, 1999 we sold an aggregate of 2,000 shares of Series A
Exchangeable Preferred Stock, 2,500 shares of Common Stock and Warrants to purchase up to 40,000 shares of Common Stock.

       We have agreed to register for resale the 2,500 shares of Common Stock and the shares of Common Stock underlying the Series A Exchangeable Preferred Stock and the Warrants. If we fail within sixty (60) days to file a registration statement with the Securities and Exchange Commission, or if we fail to cause the registration statement to become effective within ninety (90) days (120 days if the SEC conducts a "full review" of the registration statement), we have agreed to pay liquidated damages to the purchasers of the Series A Exchangeable Preferred Stock an aggregate of 1% of the total market value of the Common Stock, including Common Stock into which the outstanding shares of Series A Exchangeable Preferred Stock may be exchanged, for each week that we have either failed to file a registration statement or failed to cause the registration statement to become effective. An obligation to pay these liquidated damages could have a material adverse effect on our liquidity and cash flows.

       In addition, we have agreed to effect an exchange of Series A Exchangeable Preferred Stock into Common Stock within four (4) trading days of receipt of a notice from a holder of Series A Exchangeable Preferred Stock requesting an exchange. If we fail to effect an exchange of Series A Exchangeable Preferred Stock into Common Stock within four (4) trading days of receipt of a valid notice, we have agreed to pay to the holder of Series A Exchangeable Preferred Stock requesting the exchange liquidated damages in an amount equal to $100 per day for the first ten (10) days and $200 per day thereafter for each $5,000 in liquidation preference amount then being exchanged. An obligation to pay these liquidated damages could have a material adverse effect on our liquidity and cash flows.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (c) EXHIBITS

3.1 Certificate of Designations, Preferences and Rights of Series A Exchangeable Preferred Stock of the Registrant.

10.1 Exchangeable Preferred Stock and Warrants Purchase Agreement, dated as of October 25, 1999, by and among the Registrant and the several investors set forth therein.

10.2   Form of Stock Purchase Warrant, dated as of October 25, 1999.

10.3 Registration Rights Agreement, dated as of October 25, 1999, by and among the Registrant and the several investors set forth therein.

99.1   Press release issued December 3, 1999.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


Dated: December 7, 1999                By:  /S/ STEPHEN F. ROSS
                                             -----------------------------------
                                             Stephen F. Ross
                                             Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT NO.                  DESCRIPTION OF EXHIBIT

3.1 Certificate of Designations, Preferences and Rights of Series A Exchangeable Preferred Stock of the Registrant

10.1 Exchangeable Preferred Stock and Warrants Purchase Agreement, dated as of October 25, 1999, by and among the Registrant and the several investors set forth therein.

10.2   Form of Stock Purchase Warrant, dated as of October 25, 1999.

10.3 Registration Rights Agreement, dated as of October 25, 1999, by and among the Registrant and the several investors set forth therein.

99.1   Press release issued December 3, 1999.


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